CHAR1\1778960v4 Date: February 2, 2021 To: Lenders party to the Louisiana-Pacific Corporation Amended and Restated Credit Agreement From: American AgCredit, PCA, as Administrative Agent Ladies and Gentlemen: Reference is made to the Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) dated as of June 27, 2019, among Louisiana-Pacific Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and American AgCredit, PCA, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein have the meanings provided in the Credit Agreement. The Administrative Agent and the Borrower have identified an inconsistency and obvious error in the Credit Agreement. When the Existing Credit Agreement was amended in 2014 to add a new Section 8.03(k), initially to permit Indebtedness of Can Holdco and subsequently (in connection with the 2019 amendment and restatement of the Existing Credit Agreement) to permit Guarantees of Indebtedness of Entekra Holdings, LLC, the existing Section 8.03(k), relating to unsecured Indebtedness in an amount not to exceed $1,000,000,000, became Section 8.03(l) of the Credit Agreement; however, the section reference was not updated in Section 8.09 of the Credit Agreement. Pursuant to Section 11.01(e) of the Credit Agreement, in the event the Administrative Agent and the Borrower jointly identify an inconsistency, obvious error or omission of a technical or immaterial nature, the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any future action or consent of any party to the Credit Agreement if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof. This notice is being sent pursuant to Section 11.01(e) of the Credit Agreement in connection with the Administrative Agent and the Borrower hereby amending clause (7) in Section 8.09 of the Credit Agreement as follows: “(7) Contractual Obligations of the Borrower and Domestic Subsidiaries evidencing or related to Indebtedness permitted by Section 8.03(k) (l) so long as the encumbrances and restrictions governed by this Section 8.09 that are provided by the terms of such Contractual Obligations are not materially more restrictive, taken as a whole, than the terms included in the indenture governing the Borrower’s 4.875% senior notes due 2024;” Please contact Meredith Reedy (meredithreedy@mvalaw.com) and Jordan Lowery (jordanlowery@mvalaw.com) of Moore & Van Allen, PLLC to object in writing by 5:00 p.m. Eastern time on February 16, 2021 to the foregoing request. If you do not object in writing by such time, then your consent to the foregoing request will be deemed to have been delivered as of such time, and Section 8.09 of the Credit Agreement shall be amended as set forth herein. Any questions of a legal nature may be addressed to Meredith Reedy (meredithreedy@mvalaw.com) and Jordan Lowery (jordanlowery@mvalaw.com) of Moore & Van Allen PLLC, and any questions of a business nature may be addressed to Mike Balok (MBalok@agloan.com). [Signature Pages Follows]